CERTIFICATE OF DECREASE IN
                          AUTHORIZED AND ISSUED SHARES

         The following certificate is filed on behalf of VOXCOM HOLDINGS, INC., a Nevada corporation, pursuant to Section 78.207 of the Nevada Revised Statutes:

         1. The number of shares of common stock, par value $0.0001 per share, before the change in capitalization was 100,000,000.

         2. The number of shares of common stock, par value $0.0001 per share, after the change in capitalization, was 25,000,000. There is no change in par value.

         3. One share of new common stock, par value $000.01 per share, will be issued for each four shares of old common stock, par value $0.0001 outstanding before the change.

         4. No fractional shares will be issued. Fractions of shares resulting from the reverse split of the shares will be rounded to the nearest whole share. Any fraction less than 0.5 shares will be cancelled.

         5. Approval of the change by stockholders was not required nor obtained.

         6. The change is effective immediately.


                                     VOXCOM HOLDINGS, INC.



                                     By:      /s/ Lawrence R. Biggs, Jr.
                                              ---------------------------------
                                              Lawrence R. Biggs, Jr., President


                                     By:      /s/ Donald G. McLellan
                                              ---------------------------------
                                               Donald G. McLellan, Secretary

STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )


         This instrument was acknowledged before me on this 18thth day of June, 1997, by Lawrence R. Biggs, Jr.

                                       /s/ Maurica Ferguson
                                       -----------------------------
                                       Notary Public, State of Texas


                                       Maurica Ferguson
                                       Printed Name of Notary
                                       My Commission Expires: 3/11/99